UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2015

VITAL THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15010 Avenue of Science, Suite 200
San Diego, California 92128
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (858) 673-6840

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2015, following the recommendation made by the compensation committee of our board of directors, our board of directors approved (i) base salaries for fiscal year 2016 for our named executive officers as follows: Terence E. Winters, Ph.D., $490,000; Duane D. Nash, M.D., $370,000; and John M. Dunn, $330,000, and (ii) 2016 bonus targets (reflected as a percentage of base salary) for our named executive officers as follows: Terence E. Winters, Ph.D., 50%; Duane D. Nash, M.D., 35%; and John M. Dunn, 30%. The foregoing base salaries will be effective as of January 1, 2016.
In addition, on December 21, 2015, following the recommendation made by the compensation committee of our board of directors, our board of directors approved discretionary cash bonus awards for performance related to fiscal year 2015 for certain of our employees and service providers, including our named executive officers, in particular, relating to the work undertaken by our employees and service providers in analyzing the data from our clinical trials and in initiating our new clinical trial. The bonus payment amounts for each of our named executive officers are as follows: Terence E. Winters, Ph.D., $100,000; Duane D. Nash, M.D., $78,000; and John M. Dunn, $57,440.
Item 8.01 Other Matters.
We expect that our 2016 annual meeting of stockholders, or Annual Meeting, will be held on or about May 24, 2016. To be considered for inclusion in Vital Therapies’ proxy materials for the Annual Meeting, stockholder proposals must be submitted in writing no later than 5:30 p.m., Pacific Time, on January 26, 2016, to the attention of the Corporate Secretary of Vital Therapies, Inc. at 15010 Avenue of Science, Suite 200, San Diego, California 92128, facsimile: (858) 673-6843. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer
Date: December 28, 2015